Virginia Mines Inc.
(an exploration company)
Interim Balance Sheet (unaudited)

(expressed in Canadian dollars)

	As at May 31, 2006 $	As at February 28, 2006 $

Assets

Current assets
Cash and cash equivalents	15,598,539	10,455,911
Short-term investments	24,583,893	21,129,909
Amounts receivable	8,015,249	8,902,156
Prepaid expenses	96,426	85,863
Current assets of discontinued operations	-	1,233,825
Future income tax assets	-	5,886,318

	48,294,107	47,693,982

Office equipment	10,500	11,217

Mining properties (note 3)	6,781,546	6,567,312

Web site development expenses	2,689	2,907

Deferred charges	-	341,722

Long-term assets of discontinued operations	-	11,397,457

	55,088,842	66,014,597

Liabilities

Current liabilities
Accounts payable and accrued liabilities
Related companies	112,973	94,033
Others	1,301,849	430,051
Current liabilities of discontinued operations	-	4,435,716

	1,414,822	4,959,800

Long-term liabilities of discontinued operations	-	86,318

	1,414,822	5,046,118

Shareholders' Equity

Share capital	91,161,601	85,471,959

Warrants (note 4a)	621,160	446,117

Warrants (units) (note 4b)	57,525	-

Stock options (note 4c)	958,348	-

Unit options	-	101,178

Contributed surplus	1,274	1,274

Deficit	(39,125,888)	(25,052,049)

	53,674,020	60,968,479

	55,088,842	66,014,597

The accompanying notes are an integral part of these interim financial statements.

Approved by the Board of Directors

_(s) André Gaumond____ Director ____(s) André Lemire_____ Director

Virginia Mines Inc.
(an exploration company)
Interim Statements of Earnings (unaudited)

(expressed in Canadian dollars)

	Three-Month Periods Ended May 31,
	2006 $	2005 $

Revenues
Dividends	117,440	80,679
Interest	247,177	213,811
Fees	7,607	58,002
Option payments received in excess of cost of mining properties	3,788,527	-
Gain on sale of short-term investments	363,613	136,756
Gain on sale of mining properties	319,831	429,816

	4,844,195	919,064

Expenses
Professional and maintenance fees (1)	909,085	64,419
Management fees	11,312	21,282
Rent and administrative expenses	575,422	160,719
Advertising and exhibitions	20,921	74,064
Travelling	31,975	57,066
Depreciation of office equipment	717	1,180
Amortization of Web site development expenses	218	311
General exploration costs (1)	433,705	33,312
Grants, credit on duties refundable for loss and refundable tax credit for resources	(33,076)	9,096
Cost of mining properties abandoned	15,292	163,480
Writedown of short-term investments	295,469	-

	2,261,040	584,929

Net earnings from continuing operations	2,583,155	334,135

Net loss from discontinued operations	-	(127,217)

Net earnings for the period (note 5)	2,583,155	206,918

Basic net earnings per share from continuing operations ( note 6)	0.107	0.015

Basic net loss per share from discontinued operations (note 6)	-	(0.006)

Total basic net earnings per share	0.107	0.009

Diluted net earnings per share from continuing operations (note 6)	0.107	0.014

Diluted net loss per share from discontinued operations (note 6)	-	(0.006)

Total diluted net earnings per share	0.107	0.008

(1) Stock-based compensation costs included in the following items:
Professional and maintenance fees	837,921	-
General exploration costs	354,427	-

	1,192,348	-

The accompanying notes are an integral part of these interim financial statements.

Virginia Mines Inc.
(an exploration company)
Interim Statement of Changes in Shareholders' Equity
For the three-month period ended May 31, 2006

(expressed in Canadian dollars)

	Share capital common shares		Warrants		Warrants (units)		Stock options		Unit options		Contributed surplus	Deficit	Total

	Number	$	Number	$	Number	$	Number	$	Number	$	$	$	$

Balance - March 1, 2006	48,156,570	85,471,959	835,425	446,117	-	-	-	-	95,730	101,178	1,274	(25,052,049)	60,968,479

Exercise of unit options	95,730	431,468	-	-	23,932	62,203	-	-	(95,730)	(101,178)	-	-	392,493
Exercise of warrants (units)	1,800	14,398	-	-	(1,800)	(4,678)	-	-	-	-	-	-	9,720
Exercise of warrants	1,525	9,049	(1,525)	(814)	-	-	-	-	-	-	-	-	8,235
Stock options granted	-	-	-	-	-	-	20,000	234,000	-	-	-	-	234,000
Exercise of stock options	20,000	285,000	-	-	-	-	(20,000)	(234,000)	-	-	-	-	51,000

	48,275,625	86,211,874	833,900	445,303	22,132	57,525	-	-	-	-	1,274	(25,052,049)	61,663,927

Exchange of each share of Virginia Gold Mines for 0.5 share of the company with respect to the plan of arrangement (note 2 a)	(24,137,813)	-	-	-	-	-	-	-	-	-	-	-	-

Exchange of each warrant and warrant (unit) of Virginia Gold Mines for 0.5 warrant and warrant (unit) of the company with respect to the plan of arrangement (note 2 a)	-	-	(416,950)	-	(11,066)	-	-	-	-	-	-	-	-

Transfer of Eleonore property's net assets and elimination of future income tax assets (note 2 a)	-	-	-	-	-	-	-	-	-	-	-	(15,974,110)	(15,974,110)

Stock options granted (note 4 c)	-	-	-	-	-	-	498,500	958,348	-	-	-	-	958,348

Exercise of warrants	79,828	180,093	(79,828)	(85,257)	-	-	-	-	-	-	-	-	94,836

Warrants granted (note 4 a)	-	-	484,162	261,114	-	-	-	-	-	-	-	-	261,114

Issuance of shares for cash consideration	1,210,406	4,786,279	-	-	-	-	-	-	-	-	-	-	4,786,279

Share issue expenses	-	(16,645)	-	-	-	-	-	-	-	-	-	-	(16,645)

Costs related to the plan of arrangement	-	-	-	-	-	-	-	-	-	-	-	(682,884)	(682,884)

Net earnings for the period	-	-	-	-	-	-	-	-	-	-	-	2,583,155	2,583,155
Balance - May 31, 2006	25,428,046	91,161,601	821,284	621,160	11,066	57,525	498,500	958,348	-	-	1,274	(39,125,888)	53,674,020

Virginia Mines Inc.
(an exploration company)
Interim Statement of Changes in Shareholders' Equity
For the three-month period ended May 31, 2005

(expressed in Canadian dollars)

	Share capital common shares		Warrants		Warrants (units)		Stock options		Unit options		Contributed surplus	Deficit	Total

	Number	$	Number	$	Number	$	Number	$	Number	$	$	$	$

Balance - March 1, 2005	19,479,539	56,253,306	994,011	554,380	-	-	1,106,655	460,466	-	-	1,274	(29,230,758)	28,038,668

Exercise of warrants	994,011	4,554,913	(994,011)	(554,380)	-	-	-	-	-	-	-	-	4,000,533
Exercise of stock options	55,250	139,030	-	-	-	-	(55,250)	(26,410)	-	-	-	-	112,620

Unit options granted	-	-	-	-	-	-	-	-	117,900	249,301	-	-	249,301

Warrants granted	-	-	471,250	524,389	-	-	-	-	-	-	-	-	524,389

Issuance of shares for cash consideration	1,965,000	15,588,611	-	-	-	-	-	-	-	-	-	-	15,588,611

Share issue expenses	-	(1,337,279)	-	-	-	-	-	-	-	-	-	-	(1,337,279)

Net earnings for the period	-	-	-	-	-	-	-	-	-	-	-	206,918	206,918
Balance - May 31, 2005	22,493,800	75,198,581	471,250	524,389	-	-	1,051,405	434,056	117,900	249,301	1,274	(29,023,840)	47,383,761

Virginia Mines Inc.
(an exploration company)
Interim Statements of Cash Flows (unaudited)

(expressed in Canadian dollars)

	Three-Month Periods Ended May 31,

	2006 $	2005 $

Cash flows from operating activities from continuing operations
Net earnings from continuing operations for the period	2,583,155	334,135
Items not affecting cash and cash equivalents
Cost of mining properties abandoned	15,292	163,480
Depreciation of office equipment	717	1,180
Amortization of Web site development expenses	218	311
Stock-based compensation costs	1,192,348	-
Writedown of short-term investments	295,469	-
Gain on sale of short-term investments	(363,613)	(136,756)
Gain on sale of mining properties	(319,831)	(429,816)
Option payments received in excess of cost of mining properties	(3,788,527)	-

	(384,772)	(67,466)

Net change in non-cash working capital items
Amounts receivable	694,934	536,704
Prepaid expenses	(10,563)	(80,242)
Accounts payable and accrued liabilities	737,368	130,635

	1,421,739	587,097

	1,036,967	519,631

Cash flows from operating activities from discontinued operations	(1,506,355)	(127,217)

Cash flows from financing activities from continuing operations
Issuance of share capital and warrants	5,603,677	20,226,153
Share issue expenses	(16,645)	(1,087,978)

	5,587,032	19,138,175

Cash flows from investing activities from continuing operations
Variation in short-term investments	736,895	(12,464,881)
Additions to mining properties	(274,627)	(1,529,081)
Variation in credit on duties refundable for loss and refundable tax credit receivable related to exploration costs applied against mining properties	306,067	(670,132)
Additions to office equipment	-	(239)
Proceeds from disposal of mining properties	15,000	-
Option payments received	55,000	25,000
Variation in deferred charges	(341,162)	-

	497,173	(14,639,333)

Cash flows from investing activities from discontinued operations	(472,189)	(2,334,638)

Increase in cash and cash equivalents	5,142,628	2,556,618

Cash and cash equivalents - Beginning of period	10,455,911	7,318,302

Cash and cash equivalents - End of period	15,598,539	9,874,920

Additional information
Items not affecting cash and cash equivalents related to financing and investing activities
Credit on duties refundable for loss and refundable tax credit receivable related to exploration costs applied against mining properties	7,421,253	6,005,944
Acquisition of mining properties included in accounts payable and accrued liabilities	198,167	1,208,572
Stock options exercised and included in share capital	234,000	26,410
Warrants exercised and included in shareholders' equity	86,071	554,380
Warrants granted and included in shareholders' equity	-	524,389
Unit options granted and included in share capital	-	249,301
Amounts receivable on sale of mining properties	-	434,085
Warrants (units) granted and included in shareholders' equity	62,203	-
Warrants (units) exercised and included in share capital	4,678	-
Unit options exercised and included in share capital	101,178	-
Mining properties sold in consideration of short-term investments	4,122,735	-
Interest received	165,713	180,667

The accompanying notes are an integral part of these interim financial statements.

Virginia Mines Inc.
(an exploration company)
Notes to Interim Financial Statements (unaudited)

(expressed in Canadian dollars)

1 Interim financial information

The financial information as at May 31, 2006 and for the three-month periods ended May 31, 2006 and 2005 is unaudited. However, in the opinion of management, all adjustments necessary to present fairly the results of these periods have been included. The adjustments made were of a normal recurring nature. Interim results may not necessarily be indicative of results anticipated for the year.
These unaudited interim financial statements have been prepared in accordance with Canadian generally accepted accounting principles and use the same accounting policies and methods used in the preparation of Virginia Gold Mines Inc.'s ("Virginia Gold Mines") most recent annual financial statements. All disclosures required for annual financial statements have not been included in these financial statements. These unaudited interim financial statements should therefore be read in conjunction with Virginia Gold Mines' most recent audited annual financial statements.

2 Plan of arrangement and financial statement presentation

(a) On March 24, 2006, the shareholders of Virginia Gold Mines approved a plan of arrangement (effective March 31, 2006) involving Goldcorp Inc. ("Goldcorp"), Virginia Mines Inc. ("the company") and Virginia Gold Mines. Further to this plan of arrangement, the following events occured:

Virginia Gold Mines transferred to the company the assets not related to the Eleonore property at fair market value for a consideration consisting of the issuance of 18,017,817 shares by the company and the assumption by the company of the liabilities not related to the Eleonore property.

The company acquired from Virginia Gold Mines a production royalty on the Eleonore property for a consideration consisting of a cash payment of $16,099,000 and the issuance of 400 shares of its share capital.

Virginia Gold Mines then subscribed for 6,119,595 shares of the company for a cash consideration of $16,099,000.

The reduction of Virginia Gold Mines' stated capital was paid in kind through a distribution of the shares of the company to its (his/her) shareholders. Each shareholder of Virginia Gold Mines received 0.5 share of the company for each share of Virginia Gold Mines.

In addition, each shareholder of Virginia Gold Mines has exchanged its (his/her) shares at a rate of 0.4 share of Goldcorp for one share of Virginia Gold Mines.

Virginia Mines Inc.
(an exploration company)
Notes to Interim Financial Statements (unaudited)

(expressed in Canadian dollars)

Virginia Gold Mines' warrants outstanding as at March 31, 2006 ceased to be exercisable for shares of Virginia Gold Mines. Each warrant now entitles the holder to receive, upon exercise in accordance with its terms, the number of shares of Goldcorp and of the company that the holder would have received under the plan of arrangement if, immediately before the effective time, such holder had been the registered holder of the number of shares of Virginia Gold Mines he would have been entitled to upon exercise.

(b) These transactions between the company and Virginia Gold Mines have been recorded at the carrying value since they were entered into by related parties.

(c) The company will continue the operations of Virginia Gold Mines, except for the Eleonore property.

(d) Comparative figures are derived from the financial statements of Virginia Gold Mines.

3 Mining properties

	# claims / permits	Undivided interest %	Balance as at March 1, 2006 $	Costs incurred $	Option payments, mining properties abandoned or sold, credit on duties refundable for loss, refundable tax credit for resources and grants $	Balance as at May 31, 2006 $

Corvet Est	723
Mining property		100	30,401	41,944	-	72,345
Exploration costs			1,037,729	-	(30,000)	1,007,729

			1,068,130	41,944	(30,000)	1,080,074

Coulon Pitaval	368
Mining property		100	62,132	9,074	-	71,206
Exploration costs			231,800	6,160	(2,840)	235,120

			293,932	15,234	(2,840)	306,326

Coulon J/V	598
Mining property		100	100,940	25,988	-	126,928
Exploration costs			376,439	9,644	(29,446)	356,637

			477,379	35,632	(29,446)	483,565
	75
Lac Gayot	4
Mining property		50	47,660	294	-	47,954
Exploration costs			701,067	3,333	(1,537)	702,863

			748,727	3,627	(1,537)	750,817

(forward)			2,588,168	96,437	(63,823)	2,620,782

Virginia Mines Inc.
(an exploration company)
Notes to Interim Financial Statements (unaudited)

(expressed in Canadian dollars)

	# claims / permits	Undivided interest %	Balance as at March 1, 2006 $	Costs incurred $	Option payments, mining properties abandoned or sold, credit on duties refundable for loss, refundable tax credit for resources and grants $	Balance as at May 31, 2006 $

(brought forward)			2,588,168	96,437	(63,823)	2,620,782

Poste Lemoyne Ext.	211
Mining property		100	1,074,205	2,750	-	1,076,955
Exploration costs			429,686	825	(380)	430,131

			1,503,891	3,575	(380)	1,507,086

Megatem	882
Mining property		45	23,768	-	-	23,768
Exploration costs			919,128	1,151	(493)	919,786

			942,896	1,151	(493)	943,554

Megatem III	463
Mining property		49	-	-	-	-
Exploration costs			207,097	-	-	207,097

			207,097	-	-	207,097

Others
Mining property			696,633	98,769	(27,127)	768,275
Exploration costs			628,627	228,065	(121,940)	734,752

			1,325,260	326,834	(149,067)	1,503,027

			6,567,312	427,997	(213,763)	6,781,546

Virginia Mines Inc.
(an exploration company)
Notes to Interim Financial Statements (unaudited)

(expressed in Canadian dollars)

$

Balance as at February 28, 2006	6,567,312

Costs incurred during the period

Claims and permits	178,819
Analyses	3,124
Drilling	14,750
Geophysics	151,364
Geology	25,947
Transport	3,133
Salaries	46,875
Accommodation	3,985

427,997

Option payments	(55,000)
Mining properties abandoned or sold	(44,669)
Credit on duties refundable for loss and refundable tax credit for resources	(114,094)

(213,763)

Balance as at May 31, 2006	6,781,546

4 Equity components

(a) Warrants

The following table summarizes the exercise price and the maturity date of outstanding warrants:

• 337,122 warrants at $5.40* mature on September 11, 2006;
• 484,162 warrants at $5.84 mature on November 18, 2007.

The 484,162 warrants were granted under private placements to common shareholders during the three month period ended May 31, 2006.

* Under the agreement entered into with Goldcorp, 11% of the exercise price of those warrants will be cashed by the company and the balance will be allocated to Goldcorp.

Virginia Mines Inc.
(an exploration company)
Notes to Interim Financial Statements (unaudited)

(expressed in Canadian dollars)

The following table summarizes information about warrants outstanding and exercisable as at May 31, 2006:

Number	Weighted average remaining contractual life (years)	Weighted average exercise price $

821,284	1.05	5.66

The fair value of warrants granted during the three-month period ended May 31, 2006 was estimated using the Black-Sholes valuation model with the following assumptions:

Risk-free interest rate	4.11%
Expected volatility	50%
Dividend yield	Nil
Weighted average expected life	18 months
Weighted average fair value of warrants granted	$0.539

(b) Warrants (units)

The 11,066 warrants (units) are exercisable at $5.40* and mature on September 11, 2006.

Each warrant (unit) entitles the holder, upon exercise, to one share of the company.

* Under the agreement entered into with Goldcorp, 11% of the exercise price of those warrants will be cashed by the company and the balance will be allocated to Goldcorp.

(c) Stock option plan

(i) On March 16, 2006, the company granted a service provider 20,000 stock options at an exercise price of $2.55 in connection with an agreement previously entered into in a previous period. On the date of grant, the quoted market value of Virginia Gold Mines was established at $14.13. On March 17, 2006, these options were exercised and the quoted market value of Virginia Gold Mines on that date was $14.25. The difference between the exercise price and the quoted market value as at March 17, 2006 has been recognized in earnings.

(ii) On March 24, 2006, the company has established a new stock option plan whereby certain key employees, officers, directors and service providers may be granted stock options of the company. A number of shares equal to 10% of the shares outstanding is available for issuance under this plan (maximum of 5% of the number of common shares outstanding in favour of one person).

Virginia Mines Inc.
(an exploration company)
Notes to Interim Financial Statements (unaudited)

(expressed in Canadian dollars)

Options granted expire after a maximum period of ten years following the date of grant. There is no vesting period, except for:

• 270,000 options granted to directors during the period ended May 31, 2006, which vest as follows:

• 90,000 options vesting on the date of issuance (April 6, 2006);
• 90,000 options vesting after six months of service (October 6, 2006);
• 90,000 options vesting after one year of service (April 6, 2007).

These options will generate aggregate stock-based compensation costs of $721,656. These costs will be amortized on a straight-line basis over their vesting period.

The following table summarizes information about stock options outstanding and exercisable as at May 31, 2006.

	Options outstanding			Options currently exercisable
Exercise price	Number	Weighted average remaining contractual life (years)	Weighted average exercise price $	Number

$4.44	498,500	9.58	4.44	318,500

The fair value of stock options granted during the three-month period ended May 31, 2006 was estimated using the Black-Scholes valuation model with the following assumptions:

Risk-free interest rate	4.30%
Expected volatility	54.78%
Dividend yield	Nil
Weighted average expected life	6.89 years
Weighted average fair value of options granted	$2.646

Virginia Mines Inc.
(an exploration company)
Notes to Interim Financial Statements (unaudited)

(expressed in Canadian dollars)

5 Net earnings for the period

No income taxes have been recognized in earnings for the three-month period ended May 31, 2006 further to a deduction claimed by the company. This deduction is related to the fact that the adjusted cost base of the assets acquired from Virginia Gold Mines exceeded their carrying value since this transaction has been entered into at fair market value for income tax purposes. At the time of the transaction, the company recorded a valuation allowance corresponding to the full amount of the income tax assets resulting from the transaction because it was more likely than not that some or all of the future income tax assets would not be realized.

6 Earnings per share

	Three-Month Periods Ended May 31,

	2006	2005

Basic weighted average number of shares outstanding	24,153,620	21,889,786
Stock options	-	837,096
Warrants	-	243,386
Diluted weighted average number of shares outstanding	24,153,620	22,970,268

Items excluded from the calculation of diluted earnings per share because the exercise price was greater than the average quoted market value of the common shares
Stock options	498,500	-
Warrants	821,284	491,250
Warrants (units)	11,066	-

The exchange of each share of Virginia Gold Mines for 0.5 share of the company as at March 31, 2006 has been recognized as if the transaction had occurred on March 1, 2005 as regards the earnings per share calculations.